                                                                   EXHIBIT 10.12


                             WHITTAKER CORPORATION


                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            (AMENDED AND RESTATED)

                             WHITTAKER CORPORATION

                               TABLE OF CONTENTS

ARTICLE I - INTRODUCTION                                               I-1
     1.01   Purpose                                                    I-1
     1.02   Effective Date and Term                                    I-1
     1.03   Participation                                              I-1
     1.04   Participation Agreement                                    I-1
     1.05   Applicability of ERISA                                     I-2

ARTICLE I - DEFINITIONS                                               II-1
     2.01   Affiliated Company                                        II-1
     2.02   Average Monthly Compensation                              II-1
     2.03   Benefit Accrual Percentage                                II-1
     2.04   Board; Board of Directors                                 II-1
     2.05   Change in Control                                         II-1
     2.06   Code                                                      II-2
     2.07   Committee                                                 II-2
     2.08   Compensation                                              II-2
     2.09   Covered Employer                                          II-2
     2.10   Defined Benefit Plan                                      II-3
     2.11   Early Retirement                                          II-3
     2.12   Effective Date                                            II-3
     2.13   ERISA                                                     II-3
     2.14   50% Joint and Survivor Annuity                            II-3
     2.15   401(k) Plan                                               II-3
     2.16   Full-Time Employment                                      II-3
     2.17   Normal Benefit Date                                       II-3
     2.18   Normal Benefit Form                                       II-4
     2.19   Normal Retirement                                         II-4
     2.20   Participant                                               II-4
     2.21   Payment Commencement Date                                 II-4
     2.22   Plan                                                      II-4
     2.23   Retirement; Retirement Date                               II-4
     2.24   Service Years                                             II-5
     2.25   Single Life Annuity                                       II-5
     2.26   Specified Rate                                            II-5
     2.27   Sponsor                                                   II-5
     2.28   Spouse                                                    II-5
     2.29   Termination                                               II-5
     2.30   Termination Date                                          II-6
     2.31   Termination for Cause                                     II-6

                             WHITTAKER CORPORATION
                               TABLE OF CONTENTS

ARTICLE III -  ADMINISTRATION OF THE PLAN                            III-1
     3.01      Administration                                        III-1
     3.02      Board and Committee Authority; Rules and Regulations  III-1
     3.03      Appointment of Agents                                 III-1
     3.04      Leave of Absence                                      III-2
     3.05      Actuarial Assumptions                                 III-2

ARTICLE IV  -  BENEFITS                                               IV-1
     4.01      Eligibility and Vesting                                IV-1
     4.02      Form of Supplemental Benefit                           IV-1
     4.03      Payment of Supplemental Benefit                        IV-2
     4.04      Monthly Annuity Amount                                 IV-2
     4.05      Target Monthly Benefit                                 IV-2
     4.06      Monthly Offset Amount                                  IV-3
     4.07      Special Rules for Early Retirement                     IV-7
     4.08      Termination other than Early or Normal Retirement      IV-7
     4.09      Termination of Plan Participation                      IV-7
     4.10      Disability                                             IV-8
     4.11      Change of Control                                      IV-8
     4.12      Termination for Cause                                  IV-8

ARTICLE V  -   DEATH OF A PARTICIPANT                                  V-1
     5.01      Termination by Reason of Death                          V-1
     5.02      Form and Payment of Death Benefit                       V-1
     5.03      Monthly Death Benefit Amount                            V-1

ARTICLE VI  -  MISCELLANEOUS PROVISIONS                               VI-1
     6.01      Payments During Incapacity                             VI-1
     6.02      Prohibition Against Assignment                         VI-1
     6.03      Binding Effect                                         VI-1
     6.04      No Transfer of Interest                                VI-1
     6.05      Amendment or Termination of the Plan                   VI-2
     6.06      No Right to Employment                                 VI-2
     6.07      Notices                                                VI-2
     6.08      Governing Law                                          VI-3
     6.09      Titles and Headings; Gender of Terms                   VI-3
     6.10      Severability                                           VI-3
     6.11      Tax Effect of Plan                                     VI-3
     6.12      Entire Agreement                                       VI-4

                             WHITTAKER CORPORATION

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   ARTICLE I

                                 INTRODUCTION

     1.01  PURPOSE.  The Whittaker Corporation Supplemental Executive Retirement
           -------
Plan was originally established by the Board of Directors of the Sponsor to enable the Sponsor and such Affiliated Companies to attract, retain and motivate selected executives of the Sponsor and such Affiliated Companies by providing to such executives certain additional retirement income as more fully set forth herein. The Plan is hereby amended and restated to make certain technical corrections and clarifications.

     1.02  EFFECTIVE DATE AND TERM.  The amended and restated Plan is adopted
           -----------------------
effective as of January 1, 1996, and shall continue in effect until terminated by the Board of Directors.

     1.03  PARTICIPATION.  Participation in this Plan is open only to those
           -------------
executives of the Sponsor or any Affiliated Company who are selected for participation in the Plan by the President of the Sponsor and approved by the Board of Directors. The participation in this Plan by any such executive, and the payment of any benefits under this Plan to any such executive, shall be governed by the terms of this Plan and by the terms of the Participation Agreement entered into by such executive with respect to this Plan pursuant to
Section 1.04 hereof. Participation in this Plan shall constitute a waiver of all rights to benefits under the Whittaker Corporation Supplemental Benefit Plan and the Whittaker Corporation Excess Benefit Plan.

     1.04  PARTICIPATION AGREEMENT.  As a condition to the commencement of
           -----------------------
participation in this Plan, each executive selected and approved for participation in the Plan as provided in Section 1.03 hereof shall enter into an agreement covering such executive's participation in the Plan (a "Participation Agreement"), which agreement shall be executed by the Sponsor and such executive and, if such executive is employed by an Affiliated Company, such Affiliated Company. Each Participation Agreement shall include such terms and conditions relating to the executive's participation in the Plan as the President of the Sponsor may deem appropriate.

Participation in this Plan shall constitute a waiver of all rights to benefits under the Whittaker Corporation Supplemental Benefit Plan and the Whittaker Corporation Excess Benefit Plan.

     1.05  APPLICABILITY OF ERISA.  This Plan is intended to be a "top-hat" plan
           ----------------------
- that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

                                  ARTICLE II

                                  DEFINITIONS

     2.01  AFFILIATED COMPANY.  "Affiliated Company" means only Whittaker
           ------------------
Corporation, a Delaware corporation, and such other affiliates, if any, of the Sponsor as the Board may from time to time expressly designate as having the status of an Affiliated Company for purposes of this Plan.

     2.02  AVERAGE MONTHLY COMPENSATION.  "Average Monthly Compensation" means,
           ----------------------------
with respect to any Participant and as of any date of reference (the "Determination Date"), the quotient obtained by dividing (a) the highest aggregate amount of Compensation earned by such Participant during any consecutive 36-month period prior to (or ending on) such Determination Date, by
(b) a factor of 36. Notwithstanding the preceding sentence, in the case of a Participant who, as of any applicable Determination Date, has not been employed by one or more Covered Employers during at least the consecutive 36-month period ending on such Determination Date, such participant's Average Monthly Compensation as of such Determination Date shall be the quotient obtained by dividing (i) the total amount of Compensation earned by such Participant prior to (and including) such Determination Date, by (ii) a factor equal to the number of months prior to (and including) such Determination Date during which such Participant was employed by a Covered Employer.

     2.03  BENEFIT ACCRUAL PERCENTAGE.  "Benefit Accrual Percentage" means, with
           --------------------------
respect to any Participant and as of any date of reference, the percentage obtained by multiplying (a) 60%, by (b) a fraction (not to exceed 1) having a numerator equal to such Participant's Service Years (determined as of such reference date), and having a denominator equal to the greater of fifteen years or the total number of Service Years such Participant would have if such Participant continued in the employ of Sponsor uninterrupted through Normal Retirement.

     2.04  BOARD; BOARD OF DIRECTORS.  "Board" and "Board of Directors" each
           -------------------------
mean the board of directors of the Sponsor.

     2.05  CHANGE IN CONTROL.  "Change in Control" means (1) any consolidation
           -----------------
or merger of the Sponsor in which the Sponsor is not the surviving corporation, other than a merger of the Sponsor in which the holders of common stock or assets of the Sponsor immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger; or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Sponsor; or (3) during any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Sponsor cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Sponsor's shareholders, of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of that period; or (4) the acquisition after the date hereof by any person (as such term is used in section 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, but excluding the Sponsor and any Affiliated Company) that results in such person holding directly or indirectly 20% or more of the combined voting power of the then outstanding securities of the Sponsor as a result of a tender or exchange offer, open market purchase(s), privately-negotiated purchase(s) or otherwise; or (5) the acquisition by any person(s), firm(s), employee benefit plan(s) or corporation(s) of direct or indirect ownership of 20% or more of the assets of the Sponsor which do not own at least 10% of the assets of the Sponsor as of January 1, 1996.

     2.06  CODE.  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     2.07  COMMITTEE.  "Committee" means the committee (if any) that the Board
           ---------
appoints to administer this Plan as set forth in Section 3.01 hereof, provided, however, the Committee shall contain at least one non-employee.

     2.08  COMPENSATION.  "Compensation" means, with respect to any Participant,
           ------------
the base salary paid to such Participant by any Covered Employer, including any amounts not currently includible in such Participant's gross income by reason of any amount deferred for the period pursuant to any non-qualified deferred compensation arrangement between the Participant and any Covered Employer or, Code Section 402(e)(3) and/or Code Section 125. Except as provided in the following sentence, Compensation shall also include any annual or other short term bonus paid by any Covered Employer to a Participant other than any bonus paid to a Participant who is a division manager. Notwithstanding the foregoing, the Committee shall have the sole and absolute discretion to determine, at the time of any award under a bonus plan, or the payment of any bonus, that such bonus does not constitute Compensation for purposes of this Plan.

     2.09  COVERED EMPLOYER.  "Covered Employer" means and includes both (a) the
           ----------------
Sponsor, and (b) any Affiliated Company.

     2.10  DEFINED BENEFIT PLAN.  "Defined Benefit Plan" means the Whittaker
           --------------------
Corporation Employees' Pension Plan, which was frozen effective as of October 31, 1994.

     2.11  EARLY RETIREMENT.  "Early Retirement" means, with respect to any
           ----------------
Participant, any Retirement of such Participant other than Normal Retirement, which occurs before the Participant attains age 65, and on or after the date Participant has attained age 55 and completed at least 10 Service Years. The Participant shall specify the date on which he wishes to commence Early Retirement in a written request for benefits to the Board.

     2.12  EFFECTIVE DATE.  "Effective Date" means January 1, 1996.
           --------------

     2.13  ERISA.  "ERISA" means the Employee Retirement Income Security Act of
           -----
1974, as amended.

     2.14  50% JOINT AND SURVIVOR ANNUITY.  "50% Joint and Survivor Annuity"
           ------------------------------
means an annuity which (a) provides a specified level monthly benefit during the life of the primary beneficiary, and (b) following the death of the primary beneficiary, provides a level monthly benefit to, and during the remaining life of, such primary beneficiary's surviving spouse (if any) equal to 50% of the monthly benefit provided to such primary beneficiary.

     2.15  401(K) PLAN.  "401(k) Plan" means the Whittaker Corporation
           -----------
Partnership Plan, as such Plan is in effect as of the Effective Date hereof and as it may be amended from time to time hereafter.

     2.16  FULL-TIME EMPLOYMENT.  "Full-Time Employment" means, with respect to
           --------------------
any Participant, any employment or independent contractor relationship with any organization or person, whether or not the Sponsor or an Affiliated Company, pursuant to which such Participant performs services on a regular and continuous basis, provided, however, that any such relationship shall not constitute Full-Time Employment unless the Participant devotes at least an average of 35 hours per week to the performance of services pursuant to such relationship. For purposes of determining as of any given date whether the Participant meets the 35-hour requirement set forth in the preceding sentence, no more than the three-month period immediately preceding such given date shall be taken into account.

     2.17  NORMAL BENEFIT DATE.  "Normal Benefit Date" means, with respect to
           -------------------
any Participant, the ninetieth (90th) day immediately following the day upon which such Participant attains (or is expected to attain) age 65.

     2.18  NORMAL BENEFIT FORM.  "Normal Benefit Form" means a Single Life
           -------------------
Annuity, starting at age 65.

     2.19  NORMAL RETIREMENT.  "Normal Retirement" means, with respect to any
           -----------------
Participant, any Retirement of such Participant having a Retirement Date which falls on or after the date such Participant attains age 65.

     2.20  PARTICIPANT.  "Participant" means any executive of the Sponsor or any
           -----------
Affiliated Company who is selected and approved for participation in this Plan as provided in Section 1.03 hereof and who has executed a Participation Agreement as required under Section 1.04 hereof.

     2.21  PAYMENT COMMENCEMENT DATE.  "Payment Commencement Date" means, with
           -------------------------
respect to any Participant, the ninetieth (90th) day after the earlier of (a) such Participant's Early Retirement, or (b) the later to occur of (i) such Participant's Termination Date and (ii) age 65.

     2.22  PLAN.  "Plan" means this Whittaker Corporation Supplemental Executive
           ----
Retirement Plan adopted as of the Effective Date hereof and as it may be amended from time to time.

     2.23  RETIREMENT; RETIREMENT DATE.  "Retirement" occurs with respect to any
           ---------------------------
Participant only if and when such Participant permanently ceases, for whatever reason (whether voluntary or involuntary and including death or Disability), all Full-Time Employment. The temporary cessation of a Participant's Full-Time Employment shall not constitute Retirement. The cessation of a Participant's Full-Time Employment shall be deemed to be temporary if, following such cessation, such Participant commences (or intends to commence) actively seeking Full-Time Employment; provided, however, that if such Participant subsequently abandons his search (or intended search) for Full-Time Employment prior to obtaining such Full-Time Employment, such Participant shall be deemed to incur Retirement at the time of such abandonment. The determination as to whether (and when) a Participant incurs Retirement shall be made solely by the Board based on such evidence as the Board, in its discretion, deems appropriate. Such evidence may, but is not required to include a representation of Retirement presented to the Board by the Participant. If, following a determination by the Board that a Participant has incurred Retirement, such participant recommences Full-Time Employment, such Participant shall nevertheless be deemed for all purposes of this Plan to have incurred Retirement in accordance with the Board's original determination. A Participant's "Retirement Date" shall be the first day, as determined by the Board, on which such Participant meets the requirements of Retirement as set forth in this Section 2.23. Notwithstanding the foregoing requirements, a

Participant who has attained age 65 shall be deemed to meet the requirements of this Section 2.23 when such Participant permanently ceases Full-Time Employment with all Covered Employers. Subsequent Full-Time Employment with an entity other than a Covered Employer will be disregarded for purposes of the preceding sentence.

     2.24  SERVICE YEARS.  "Service Years" means with respect to any
           -------------
Participant, the whole number of complete years (disregarding any incomplete year) elapsing during the period commencing on the date such Participant initially commenced employment with any Covered Employer and ending on such Participant's final Termination Date. In the case of any Participant who (a) commenced employment with a Covered Employer, (b) terminated such employment, and (c) prior to the Effective Date hereof, re-commenced employment with any Covered Employer, such Participant shall be credited with Service Years for those periods prior to the Effective Date hereof during which he was actually employed by any Covered Employer notwithstanding the fact that such pre-Effective Date employment with such covered Employer(s) was not continuous. Except as otherwise provided in Section 3.04 hereof (concerning leaves of absence), or as otherwise designated by the Participation Agreement, it is intended that a Participant shall cease earning Service Years upon his incurring any Termination after the Effective Date hereof, regardless of whether such Participant is thereafter employed by the Sponsor, an affiliate of the Sponsor or any Affiliated Company.

     2.25  SINGLE LIFE ANNUITY.  "Single Life Annuity" means an annuity which
           -------------------
provides a specified level monthly benefit until the death of the beneficiary.

     2.26  SPECIFIED RATE.  "Specified Rate" means an interest rate equal to 8%
           --------------
per annum, or such other annual interest rate as the Board may from time to time designate as the Specified Rate, with any such designation to be given effect only on a prospective basis.

     2.27  SPONSOR.  "Sponsor" means Whittaker Corporation, a Delaware
           -------
corporation.

     2.28  SPOUSE.  "Spouse" means, with respect to any Participant, only that
           ------
person (if any) to whom such Participant is married as of such Participant's Termination Date, provided, however, that a person who has been married to a Participant for less than one year as of such Participant's Termination Date shall not be deemed to be the "Spouse" of such Participant.

     2.29  TERMINATION.  "Termination" means the voluntary or involuntary
           -----------
termination of a Participant's employment with the Sponsor and all Affiliated Companies for any reason (including Disability or death). The determination as to whether a Participant's Termination constitutes Retirement shall be made by the Board in accordance with the provisions of Section 2.23 hereof.

     2.30  TERMINATION DATE.  "Termination Date" means, with respect to any
           ----------------
Participant, the effective date of such Participant's Termination.

     2.31  TERMINATION FOR CAUSE.  "Termination for Cause" means, with respect
           ---------------------
to any Participant, a Termination (whether voluntary or involuntary) incurred by such Participant as a result of any one or more of the following causes:

     (a) The Participant's substantial neglect of his duties and responsibilities as an employee of the Sponsor or any Affiliated Company;

     (b) The Participant's theft or other misappropriation of, or any malfeasance with respect to, any property of the Sponsor or any Affiliated Company;

     (c) A conviction of the Participant for any criminal offense, whether or not involving property of the Sponsor or any Affiliated Company, unless the Board reasonably determines such conviction will not adversely affect either (i) the reputation of the Sponsor or any Affiliated Company, or (ii) the Participant's ability to effectively perform his duties and responsibilities as an employee of the Sponsor or any Affiliated Company;

     (d) The Participant's use of illegal drugs or alcohol to an extent that such use interferes with his ability to perform, in an acceptable manner, his duties and responsibilities as an employee of the Sponsor or any Affiliated Company;

     (e) The Participant's solicitation of business on behalf of, or diversion of business to, any competitor of the Sponsor or any Affiliated Company with whom the Participant expects to become employed or otherwise associated following such Participant's Termination.

     The determination as to whether (and when) a Participant incurs a Termination for Cause shall be made by the Board in its sole discretion.

                                  ARTICLE III

                          ADMINISTRATION OF THE PLAN

     3.01  ADMINISTRATION.  This Plan shall be administered by the Board of
           --------------
Directors, provided however, that the Board may, in its discretion, delegate the administration of this Plan to a Committee composed of at least two individuals appointed from time to time by the Board. Any member of the Board or the Committee may be a Participant in this Plan, provided however, that any action to be taken by the Board or Committee solely with respect to the particular interest in this Plan of a Board or Committee member who is also a Participant in this Plan shall be taken by the remaining members of the Board or Committee.

     3.02  BOARD AND COMMITTEE AUTHORITY; RULES AND REGULATIONS.  The Board
           ----------------------------------------------------
shall have discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, and (b) decide or resolve, in its discretion, any and all questions, including interpretations of the Plan and any questions of fact, as may arise in connection with the Plan. If a Committee is appointed by the Board pursuant to
Section 3.01 hereof to administer the Plan, such Committee shall have authority to take or approve, in its discretion, all such actions relating to the Plan (including, without limitation, actions described in the preceding sentence) as may be taken or approved by the Board; provided, however, that the Committee shall have no authority (i) to approve executives for participation in the Plan,
(ii) to approve the terms of any Participation Agreement, (iii) to amend or terminate the Plan, or (iv) to terminate a Participant's participation in the Plan pursuant to Section 4.09 hereof. Notwithstanding the preceding sentence, the Board may, by written notice to the Committee, withdraw all or any part of the Committee's authority at any time, in which case such withdrawn authority shall immediately revest in the Board. Any decision or action of the Board (and, subject to the limitations set forth herein above, any decision or action of the Committee, if appointed) in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder and all factual questions shall be final, conclusive and binding upon all persons having any interest in the Plan.

     3.03  APPOINTMENT OF AGENTS.  In the administration of this Plan, the Board
           ---------------------
and/or the Committee may from time to time employ agents (which may include officers and/or employees

                                     III-1
of the Sponsor) and delegate to them such administrative duties as the Board or the Committee (as applicable) deems appropriate.

     3.04  LEAVE OF ABSENCE.  In the event the Participant takes a leave of
           ----------------
absence from active employment with the Sponsor or any Affiliated Company, the Committee shall determine, in its discretion, (a) whether such leave of absence shall be deemed to constitute a Termination for purposes of this Plan, and (b) if such leave of absence is not deemed to constitute a Termination under this Plan, whether such Participant shall continue to earn Service Years during such leave of absence notwithstanding the provisions of Section 2.24 hereof. The Committee shall establish such standards and procedures as may be necessary so that, with respect to any determinations made by the Committee pursuant to either clause (a) or clause (b) of the preceding sentence, Participants in substantially similar circumstances shall be treated substantially alike.

     3.05  ACTUARIAL ASSUMPTIONS.  In any case in which it is necessary to make
           ---------------------
actuarial adjustments in order to carry out the provisions of this Plan (including, without limitation, the provisions requiring the determination of an actuarially equivalent benefit under Section 4.02 hereof), the following rules shall apply:

     (a) The interest/discount rate assumed in making such actuarial adjustments shall be a fixed rate equal to the Specified Rate then in effect at the time such actuarial adjustments are calculated; and,

     (b) The mortality table used in making such actuarial adjustments shall be the 1971 Unisex Group Annuity Table (85% of male rate and 15% of female rate).

                                     III-2

                                  ARTICLE IV

                                   BENEFITS

     4.01  ELIGIBILITY AND VESTING.  Except as otherwise provided in Section
           -----------------------
4.12 and Article V hereof, upon incurring Termination, a Participant shall receive a supplemental benefit under this Plan (a "Supplemental Benefit"), which Supplemental Benefit shall be paid to the extent vested, in such form and amounts, and at such times, as provided under this Plan. Notwithstanding the foregoing, and except as otherwise provided in Sections 4.10 and 4.11 hereof, a Participant who incurs a Termination shall be entitled to receive a Supplemental Benefit under this Plan only to the extent such Participant is vested in such Benefit. A Supplemental Benefit shall vest and become nonforfeitable up to a maximum of 100% as follows:

               SERVICE YEARS                               VESTED PERCENTAGE
               -------------                               -----------------

          Less than 6 years                                         0%

          6 years but less than 7 years                            10%

          7 years but less than 8 years                            20%

          8 years but less than 9 years                            30%

          9 years but less than 10 years                           40%

          10 years but less than 11 years                          50%

          11 years but less than 12 years                          60%

          12 years but less than 13 years                          70%

          13 years but less than 14 years                          80%

          14 years but less than 15 years                          90%

          15 or more years                                        100%


     A Supplemental Benefit shall also be 100% vested upon the death or Disabled status of a Participant.

     4.02  FORM OF SUPPLEMENTAL BENEFIT.  Any Participant who is entitled to a
           ----------------------------
Supplemental Benefit pursuant to Section 4.01 hereof shall receive such Supplemental Benefit in the form of an annuity, which annuity shall provide a series of level monthly payments for a period determined in accordance with the rules set forth hereinbelow. With respect to any Participant, the amount of the level monthly payment provided by such annuity (the "Monthly

Annuity Amount") shall be determined in accordance with Section 4.04 hereof, subject to such modifications as may be applicable under this Section 4.02:

     (a) Except as provided in subsection (b) below, a Participant shall receive his Supplemental Benefit in the Normal Benefit Form specified in Section 2.18.

     (b) A Participant who is entitled to receive a Supplemental Benefit may, with the consent of the Board elect in writing, on such form designated by the Plan Administrator and received by the Plan Administrator at least 15 months prior to the Payment Commencement Date, to receive his Supplemental Benefit in the form of a 50% Joint and Survivor Annuity. Notwithstanding such election, such Participant shall be entitled to receive his Supplemental Benefit in the form of a 50% Joint and Survivor Annuity only if such Participant has a spouse as of such Participant's Termination Date and also has been married continuously for at least one year preceding such Participant's Retirement Date. The amount of the Supplemental Benefit so designated by the Participant shall be the Actuarial Equivalent of the amount otherwise payable to the Participant in the Normal Benefit Form pursuant to Section 2.18. If such election is not made or is invalid or void, the Participant's Supplemental Benefit shall be paid in the Normal Benefit Form specified in Section 2.18.

     4.03  PAYMENT OF SUPPLEMENTAL BENEFIT.  Notwithstanding any other
           -------------------------------
provisions of this Plan, payment of a Participant's Supplemental Benefit (or any portion thereof) shall commence on such Participant's Payment Commencement Date.

     4.04  MONTHLY ANNUITY AMOUNT.  Except to the extent modified pursuant to
           ----------------------
Sections 4.01 or 4.02 hereof, a Participant's "Monthly Annuity Amount" shall be the amount of such Participant's Target Monthly Benefit (as defined in Section
4.05 hereof) reduced, but not below zero, by such Participant's Monthly Offset Amount (as defined in Section 4.06 hereof).

     4.05  TARGET MONTHLY BENEFIT.  A Participant's "Target Monthly Benefit"
           ----------------------
shall be determined as of his Termination Date and shall be the amount calculated by multiplying (a) the Participant's Average Monthly Compensation determined as of his Termination Date, by (b) his Benefit Accrual Percentage determined as of his Termination Date (or if later, the date of a finding of Disabled status) by (c) his vesting percentage as of his Termination Date under
Section 4.01.

     4.06  MONTHLY OFFSET AMOUNT.  A Participant's "Monthly Offset Amount" shall
           ---------------------
be the amount equal to the sum of (1) such Participant's Social Security Offset Amount, plus (2) such Participant's Qualified Offset Amount (both as defined herein below).

     (a) A Participant's "Social Security Offset Amount" shall be determined in accordance with the following rules:

           (i) In the case of any Participant whose Termination constitutes Normal Retirement, such Participant's Social Security Offset Amount shall be 50% of the amount of the monthly Primary Social Security Benefit (as calculated by the Board under paragraph (iii) below) to which such Participant is entitled following such Termination.

           (ii) In the case of any Participant whose Termination does not constitute Normal Retirement (either because such Termination does not constitute Retirement or because such Termination constitutes Early Retirement), such Participant's Social Security Offset Amount shall be 50% of the amount of the monthly Primary Social Security Benefit (as calculated by the Board under paragraph (iii) below) to which such Participant would be entitled commencing on his Normal Benefit Date paid to such Participant in the Normal Benefit Form if, with respect to the period (if any) between such Participant's Termination Date and his Normal Benefit Date, (A) such Participant had continued to earn a constant monthly salary equal to the Participant's Compensation for the month immediately preceding the month of such Participant's Termination, and (B) the Social Security wage base and other provisions of the Social Security law relevant to the determination of benefits thereunder (including any applicable regulations and/or other pronouncements, such as wage base and other provisions) in effect as of such Participant's Termination Date had remained unchanged.

           (iii) Each Participant shall submit to the Committee, for use in calculating such Participant's Primary Social Security Benefit and the corresponding Social Security Offset Amount under paragraphs (i) or (ii) above, as applicable, either (A) a written earnings history obtained from the Social Security Administration, or (B) written evidence satisfactory to the Committee showing that, such Participant has never earned wages subject to the jurisdiction of the U.S. Social Security system (e.g., a foreign Participant with no U.S. wages). In the event a Participant fails to comply with the requirements of the preceding sentence within 90 days following such Participant's Payment Commencement Date, the Participant's Primary Social Security Offset Benefit (for purposes of calculating his Social Security Offset Amount under paragraphs (i) or (ii) above, as applicable) shall be determined by the Committee using an estimated wage history, applying a salary scale projected backwards from the Participant's Retirement Date, and based on (I) for the two years prior to the Participant's Retirement Date, an increase of six percent (6%) per annum, and (II) for the period prior to such two year period, the actual change in average wages from year to year as determined by the Social Security Administration. Such estimated wage history shall be deemed correct for all purposes of this Plan.

           (iv) A Participant's Social Security Offset Amount shall be determined without regard to any suspension or reduction of the Participant's Primary Social Security benefits after Retirement due to post Retirement earnings.

     (b) A Participant's "Qualified Plan Offset Amount" shall be the sum of the Defined Benefit Plan Offset Amount and the 401(k) Plan Offset Amount determined with respect to such Participant under the following provisions, as applicable:

           (i) With respect to any Participant who was a Participant in the Defined Benefit Plan, such Participant's "Defined Benefit Plan Offset Amount" shall be the employer-provided portion (i.e., the portion attributable to employer contributions) of the amount of the monthly annuity payment to which such Participant would be entitled under the Defined Benefit Plan if his benefit thereunder were paid in the Normal Benefit Form commencing on his Normal Benefit Date. The "Defined Benefit Plan Offset Amount" shall be zero with respect to any Participant who was not a participant in the Defined Benefit Plan, or to any Participant who would have become a participant in the Defined Benefit Plan following the date such Plan's benefit accruals were frozen.

           (ii) With respect to any Participant, such Participant's "401(k) Plan Offset Amount" shall be the amount of the monthly annuity payment to which such Participant would be entitled if the balance (determined as of such

                   Participant's Payment Commencement Date) in such Participant's 401(k) Offset Account (as defined herein below) were paid to such Participant in the Normal Benefit Form commencing on his Normal Benefit Date. For purposes of this paragraph (ii), a Participant's "401(k) Offset Account" shall be a hypothetical account established and maintained with respect to such Participant as follows: A Participant's 401(k) Offset Account shall be established as of December 31, 1995, and such 401(k) Offset Account shall have an initial balance equal to the actual balance (if any) as of December 31, 1995, in the account maintained under the 401(k) Plan for employer contributions made with respect to such Participant (excluding any employer contributions not currently includible in gross income by reason of Code
                   Section 402(e)(3)). Thereafter (A) commencing with the 1996 calendar year and ending with the calendar year in which such Participant incurs a Termination (the "Termination Year"), the balance in such Participant's 401(k) Offset Account shall be increased as of the end of each such calendar year (or, in the case of the Termination Year, as of such Participant's Termination Date) by the amount of such Participant's Hypothetical Employer Contribution (as defined in paragraph
                   (iii) below) for such calendar year and the actual employer profit sharing contribution made for such calendar year with respect to such Participant under the terms of the 401(k) Plan; and (B) commencing January 1, 1996, and ending on such Participant's Payment Commencement Date, such Participant's 401(k) Offset Account shall also be increased as if the balance in such account (as increased from time to time by the Hypothetical Employer Contributions Described in Clause
                   (A) above) were earning interest, compounded annually, (I) from January 1, 1996, until such Participant's Termination Date, at the Specified Rate applicable from time to time, and
                   (II) from such Participant's Termination Date until his Payment Commencement Date, at the Specified Rate in effect as of such Participant's Termination Date.

           (iii) As used in paragraph (ii) above, "Hypothetical Employer Contribution" means, with respect to any Participant, (A) for any calendar year prior to such Participant's Termination Year the maximum employer matching contribution that would have been made for such calendar year with respect to such Participant under the terms of the 401(k) Plan

                   (disregarding the limits imposed by reason of Code Section 401(m)) assuming such Participant's before-tax deferral to the 401(k) Plan for such calendar year is equal to his Hypothetical Participant Deferral (as defined in paragraph
                   (iv) below) with respect to such calendar year; and (B) for such Participant's Termination Year, an amount equal to the product obtained by multiplying (i) the Hypothetical Employer Contribution determined with respect to such Participant for the immediately preceding calendar year, by (ii) a fraction having a numerator equal to the number of days in such Termination Year prior to and including such Participant's Termination Date, and having a denominator equal to 365.

           (iv) For purposes of paragraph (iii) above, the "Hypothetical Participant Deferral" applicable to any Participant for any calendar year shall be the amount determined under the following provisions, whichever is applicable:

                   (A) If, with respect to any calendar year, the 401(k) Plan administrative committee does not take any action, either during or after the close of such year, to reduce the level of Participant deferrals permitted to be made by any 401(k) Plan Participant for such year, then the Hypothetical Participant Deferral with respect to any Participant for such calendar year shall be the lesser of (I) the maximum amount such Participant would be permitted to contribute to the 401(k) Plan for such year under Code Section 402(g), or (II) the maximum amount the Participant would be permitted to contribute under the terms of the 401(k) Plan.

                   (B) If, with respect to any calendar year, the 401(k) Plan administrative committee takes action during and/or after such year to reduce the level of Participant deferrals permitted to be made by any 401(k) Plan Participant for such year, then the Hypothetical Participant Deferral with respect to any Participant for such year shall be the lesser of (I) the maximum amount such Participant would be permitted to contribute to the 401(k) Plan for such year under Code
                         Section 402(g), or (II) the product determined by multiplying such Participant's compensation for such year (as determined under the 401(k) Plan for anti-discrimination testing purposes), by the maximum "actual deferral percentage" for any highly compensated employee for such year (as determined under Code Section 401(k)(3)(B) after giving effect to any corrections made following the close of such year) applicable to "highly-compensated employees" (as defined in Code Section 414(q)).

     4.07  SPECIAL RULES FOR EARLY RETIREMENT.  In the case of any Participant
           ----------------------------------
who incurs Early Retirement, such Participant's Monthly Annuity Amount shall be determined as provided in Section 4.04 hereof, and then shall be reduced to reflect the commencement of benefits on a date earlier than the Normal Benefit Date as follows:

     (a) If the Participant's Early Retirement commences on or after the first day of the month next following his sixty-second birthday, then the reduction shall be 0.25% for each full month by which the date of Early Retirement precedes the first day of the month next following his attainment of age 65.

     (b) If the Participant's Early Retirement commences prior to the first day of the month next following his sixty-second birthday, then the reduction shall be 9.00% (representing the reduction from age 65 to age 62 described in paragraph (a) above) plus 0.50% for each full month by which the date of Early Retirement precedes the first day of the month next following his sixty-second birthday.

     4.08  TERMINATION OTHER THAN EARLY OR NORMAL RETIREMENT.  In the case of
           -------------------------------------------------
any Participant who incurs a Termination (other than a Termination for Cause) prior to meeting the requirements of Early Retirement or Normal Retirement, such Participant's Monthly Annuity Amount shall be determined as provided in Section
4.04 hereof. In such case, the applicable Payment Commencement Date shall be the ninetieth (90th) day after the date the Participant meets the requirements of Early Retirement or Normal Retirement at the election of such Participant, subject to the provisions of Section 4.07 in the case of Early Retirement.

     4.09  TERMINATION OF PLAN PARTICIPATION.  In the event that the Board of
           ---------------------------------
Directors in its sole discretion determines that a Participant's employment performance is no longer at a level which merits continued participation in the Plan, the Board may terminate such Participant's participation in the Plan (without necessarily terminating such Participant's employment) as of the date specified by the Board (the "Participation Severance Date"). Accordingly, notwithstanding any other provision of this Plan, the Supplemental Benefit payable to any Participant whose Plan participation is terminated pursuant to this Section 4.09 shall be calculated by taking into account, in determining the amount of such Participant's Target Monthly Benefit and whether such Participant has met the vesting requirement of Section 4.01 hereof, only the Service Years and Compensation earned by such Participant as of his Participation Severance Date. Such Supplemental Benefit shall be paid to the Participant pursuant to the provisions of Section 4.03 herein.

     4.10  DISABILITY.  In the event that a Participant incurs a Termination as
           ----------
a result of such Participant's becoming Disabled, the Supplemental Benefit payable to such Participant under this Plan shall be determined with regard to the vesting requirement applicable to Disabled status under Section 4.01 hereof. For purposes of this Plan, a Participant shall be deemed to be "Disabled" if and when, as a result of injury or sickness, such Participant is permanently impaired to such an extent that he cannot perform, and is not reasonably expected ever to be able to perform, each of the material duties of his position of employment with the Sponsor or any Affiliated Company. For the purpose of determining whether a Participant is Disabled, the Board may require the Participant to submit to an examination by a competent physician or medical clinic selected by the Board. The final determination as to whether (and when) a Participant is Disabled shall be made by the Board in its sole discretion.

     4.11  CHANGE OF CONTROL.  Notwithstanding any other provision of this Plan,
           -----------------
upon a Change in Control, all Participants in the Plan shall be fully vested in their Supplemental Benefits. All Participants shall be entitled to the Supplemental Benefit they would otherwise receive pursuant to this Article IV hereof. Upon and following a Change of Control, no Participant shall be removed from the Plan, nor shall his benefit at the time of the Change in Control be terminated, modified, reduced or eliminated without his express written consent.

     4.12  TERMINATION FOR CAUSE.  Notwithstanding any other provision of this
           ---------------------
Plan except Section 4.11, a Participant who incurs a Termination for Cause prior to a Change of Control shall not be entitled to a Supplemental Benefit, regardless of Service Years, under this Plan.

                                     1V-8

                                   ARTICLE V

                            DEATH OF A PARTICIPANT

     5.01  TERMINATION BY REASON OF DEATH.  In the event that a Participant
           ------------------------------
incurs a Termination by reason of his death, (a) such Participant shall not be entitled to receive a Supplemental Benefit under this Plan, and (b) if such Participant has a Spouse at the time of his death, such Participant's Spouse (the "Surviving Spouse") shall be entitled to receive a special benefit (a "Death Benefit") at the times and in the amounts set forth in this Article V.
No Death Benefit shall be paid in respect of any Participant who does not have a Spouse at the time of his death.

     5.02  FORM AND PAYMENT OF DEATH BENEFIT.  A Surviving Spouse who is
           ---------------------------------
entitled to receive a Death Benefit pursuant to Section 5.01 hereof shall receive such Death Benefit in the form of a Single Life Annuity which provides a level monthly payment equal to the Monthly Death Benefit Amount specified in
Section 5.03 hereof. Except as otherwise provided hereinbelow, payment of a Surviving Spouse's Death Benefit shall commence on the Payment Commencement Date which would have been applicable to the Participant if such Participant was assumed to have incurred a Termination on the date of death.

     5.03  MONTHLY DEATH BENEFIT AMOUNT.  The "Monthly Death Benefit Amount"
           ----------------------------
applicable to any Surviving Spouse shall be an amount equal to the 50% survivor portion of the Monthly Annuity Amount of the Supplemental Benefit (accrued as of the date of death) that would have been payable to the deceased Participant under Article IV hereof, modified, if applicable, by the provisions of Section 4.07, provided, however, that the determination of such Monthly Annuity Amount shall take into account the following assumptions and special rules:

     (a) In the case of a Participant who dies after the date on which the Participant met the requirements for Early Retirement, such Participant shall be assumed to have elected an immediate 50% Joint and Survivor Annuity on the day before his death. In the case of a Participant who dies on or before the date on which the Participant would have met the requirements for Early Retirement, such Participant shall be assumed to have incurred a Termination on the date of death, survived to Early Retirement and elected a 50% Joint and Survivor A nnuity at Early Retirement and died following such date.

     (b) Such Monthly Annuity Amount shall be determined as if the Participant was 100% vested in the Supplemental Benefit accrued as of the date of death.

     (c) The Payment Commencement Date used in determining such Monthly Annuity Amount shall be deemed to be the Surviving Spouse's date of Early Retirement (disregarding any provision in Article IV to the contrary. The provisions of Section 4.07 hereof shall be applied in determining the deceased Participant's Monthly Annuity Amount.

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

     6.01  PAYMENTS DURING INCAPACITY.  In the event a Participant (or
           --------------------------
Beneficiary) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Beneficiary) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Beneficiary) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence of any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Beneficiary), any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate of the Participant (or Beneficiary) as determined by the Committee. Any payment made in accordance with the provisions of Section 6.01 to a person or institution other than the Participant (or Beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Beneficiary), and the Sponsor shall have no further obligation or responsibility with respect to such payment.

     6.02  PROHIBITION AGAINST ASSIGNMENT.  Except as otherwise expressly
           ------------------------------
provided in Section 6.01 hereof, the rights, interests and benefits of a Participant under this Plan (a) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant, and (b) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights, interests or benefits contrary to the foregoing provisions of this
Section 6.02 shall be null and void and without effect.

     6.03  BINDING EFFECT.  The Provisions of this Plan shall be binding upon
           --------------
the Sponsor, the Participants, all Affiliated Companies employing any Participants, and any successor-in-interest to the Sponsor.

     6.04  NO TRANSFER OF INTEREST.  Benefits under this Plan shall be payable
           -----------------------
solely from the general assets of the Sponsor (and, with respect to any Participant who is an employee of an Affiliated Company, also from the general assets of such Affiliated Company), and no person shall be entitled to look to any other source for payment of such benefits. The Sponsor (and, if applicable, any Affiliated Company) shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Sponsor (or such Affiliated Company) on account of any obligation to pay benefits as required under this Plan, whether or not earmarked as a fund or reserve for such purpose; any such funds, other property or reserves shall be subject to the claims of the creditors of the Sponsor (or such Affiliated Company), and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Beneficiary or other person, any right to or beneficial interest in any such funds, other property or reserves. Nothing in this Section 6.04 shall be construed or interpreted as prohibiting or restricting the establishment of a grantor trust within the meaning of Code Section 671 which is unfunded for purposes of Sections 201(2), 301(a)(3), and 401(a)(l) of ERISA, from which benefits under this Plan may be payable.

     6.05  AMENDMENT OR TERMINATION OF THE PLAN.  The Board of Directors may
           ------------------------------------
amend this Plan from time to time in any respect that it deems appropriate or desirable, and the Board may terminate this Plan at any time; provided, however, that any such amendment or termination may not, without the written consent of a Participant, eliminate or reduce the Supplemental Benefit that has accrued with respect to such Participant as of the effective date of such amendment or termination. For purposes of this Section 6.05, the Supplemental Benefit that has accrued with respect to any Participant as of the date of any amendment of termination of the Plan shall be deemed to be the Supplemental Benefit to which such Participant would be entitled pursuant to Article IV hereof if such Participant incurred Retirement immediately prior to such Plan amendment or Plan termination.

     6.06  NO RIGHT TO EMPLOYMENT.  This Plan is voluntary on the part of the
           ----------------------
Sponsor and its Affiliated Companies, and the Plan shall not be deemed to constitute an employment contract between any Participant and the Sponsor or any Affiliated Company, nor shall the adoption or existence of the Plan or any provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Sponsor or any Affiliated Company, and the Sponsor and its Affiliated Companies may terminate any Participant at any time with or without cause, with or without prior notice, in which case the Participant's rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

     6.07  NOTICES.  All notices, requests, or other communications (hereinafter
           -------
collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

     To the Sponsor any Affiliated     Whittaker Corporation
     Company or the Committee at:      Attention: Board of Directors
                                       1955 Surveyor Avenue
                                       Simi Valley, California  93063-3386

     To Participant at:                The Participant's residential mailing
                                       address as reflected in the Sponsor's or Affiliated Company's employment records

     A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Sponsor, any Affiliated Company and/or the Committee may at any time change its address for purposes of Notices hereunder.

     6.08  GOVERNING LAW.  This Plan shall be governed by, interpreted under,
           -------------
and construed and enforced in accordance with ERISA as a Top Hat plan.

     6.09  TITLES AND HEADINGS; GENDER OF TERMS.  Article and Section headings
           ------------------------------------
herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders wherever the context so requires.

     6.10  SEVERABILITY.  In the event that any provision of this Plan is found
           ------------
to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

     6.11  TAX EFFECT OF PLAN.  Neither the Sponsor nor any Affiliated Company
           ------------------
warrants any tax benefit nor any financial benefit under the Plan. Without limiting the foregoing, the Sponsor and each Affiliated Company and their directors, officers, employees and agents shall be held harmless by the Participant from, and shall not be subject to any liability on account of, any

Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.

     6.12  ENTIRE AGREEMENT.  The Plan represents the entire agreement regarding
           ----------------
nonqualified retirement benefits provided by Sponsor to each Participant. Further, the Plan supersedes all Participant benefits or accruals under the Whittaker Corporation Supplemental Benefit Plan and the Whittaker Corporation Excess Benefit Plan.

     IN WITNESS WHEREOF, the Sponsor has caused this Plan to be executed by its duly authorized officer effective as of the Effective Date hereof.

                                       WHITTAKER CORPORATION


                                       By______________________________________





                                       Title___________________________________

                             WHITTAKER CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                   AGREEMENT

                            PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT is made and entered into this ____________ day of _______________________, 1995, by and between Whittaker Corporation, a Delaware corporation (hereinafter referred to as the "Sponsor"), and __________________, an executive of the Sponsor (hereinafter referred to as the "Executive").

                                   WITNESSETH

WHEREAS, the Executive is employed by the Sponsor or an Affiliated Company; and

WHEREAS, the Sponsor recognizes the value of the services performed by the Executive and wishes to offer a supplemental retirement benefit to the Executive as an inducement to remain as an employee; and

WHEREAS, the Executive wishes to be assured that he will be entitled to a supplemental retirement benefit if he continues to render substantial services to the Sponsor; and

WHEREAS, the Sponsor had previously established the Whittaker Corporation Supplemental Benefit Plan and the Whittaker Corporation Excess Benefit Plan to provide certain supplemental benefits; and

WHEREAS, the Sponsor and Executive wish to revise the supplemental benefits to be provided to the Executive; and

WHEREAS, the Sponsor hereto has established the Whittaker Corporation Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan") to supersede all benefits provided to the Executive under the Whittaker Corporation Supplemental Benefit Plan and Whittaker Corporation Excess Benefit Plan; and

WHEREAS, the Whittaker Corporation Supplemental Executive Retirement Plan provides the terms and conditions upon which the Sponsor shall pay such supplemental retirement benefits to those executives of the Sponsor who are selected for participation in the Plan by the President of the Sponsor and approved by the Board of Directors; and

WHEREAS, the parties hereto intend that the Plan be considered an unfunded arrangement, maintained primarily to provide deferred compensation benefits for the Executive, a member of a select group of management and a highly compensated employee of the Sponsor, within the meaning of the Employee Retirement Security Act of 1974 (ERISA) as amended; and

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree to be bound by the terms and conditions set forth in the Plan and as set forth herein below:

1. All capitalized terms used, but not defined herein, shall have the meaning ascribed to them in the Plan.

2. The terms and conditions of the Executive's participation in the Plan shall be governed by the provisions of the Plan. Any additional terms and conditions of the Executive's participation shall be designated in an Addendum to this agreement.

3. The Executive hereby designates the Form of Supplemental Benefit from the choices below as the desired form of distribution of the Supplemental Benefit:

               [ ] Single Life Annuity

               [ ] 50% Joint and Survivor Annuity

If no election is made or the election is invalid or void, the Supplemental Benefit shall be paid in the form of a Single Life Annuity.

4. If the Executive is married at the time of his death, his surviving spouse shall receive the applicable Death Benefit pursuant to the terms and conditions of the Plan. The following individual is married to the Executive and is hereby designated as the Executive's Surviving Spouse for purposes of receiving the Executive's Death Benefit:

                       _________________________________

If the Executive is not married, no person shall be designated as the Surviving Spouse and no Death Benefit shall be paid pursuant to Article V of the Plan.

5. The Executive shall promptly notify the Sponsor of any changes in his marital status.

6. By executing this Agreement, Executive waives all rights to benefits under the Whittaker Corporation Supplemental Benefit Plan and the Whittaker Corporation Excess Benefit Plan.

IN WITNESS WHEREOF, the Sponsor and the Executive have executed this agreement to be effective as of the day and year first above written.


   _______________________                      _________________________
        Sponsor                                          Executive

                                CERTIFIED COPY
                                      OF
                                  RESOLUTION
                                  ADOPTED BY
                            THE BOARD OF DIRECTORS
                                      OF
                             WHITTAKER CORPORATION
                             ---------------------


     WHEREAS, this corporation adopted the Whittaker Corporation Amended and Restated Supplemental Executive Retirement Plan, effective January 1, 1996 (the "Plan").

     WHEREAS, this corporation may amend the Plan at any time.

     NOW THEREFORE, BE IT RESOLVED, that the second sentence of Section 2.08 of the Plan is hereby amended in its entirety as follows:

          "Except as provided in the following sentence, Compensation shall also include any annual or other short term bonus paid by any Covered Employer to a Participant other than the amount of any bonus in excess of $100,000 paid to a Participant who is a division manager."


                              * * * * * * * * * *

     I, Lynne M. O. Brickner, do hereby certify that I am the duly elected and acting Secretary of Whittaker Corporation; that the foregoing is a full, true and correct copy of the resolutions adopted at a meeting of the Board of Directors of Whittaker Corporation held on January 24, 1997, at which meeting a quorum of said Board was at all times present and acting and that said Board resolutions have not been modified or rescinded and are in full force and effect as of the date of this certificate.

Dated:  January 24, 1997

                                    /s/ Lynne M. O. Brickner
                              ------------------------------------
                                        Lynne M. O. Brickner
                                             Secretary